THE BANK OF GREENE COUNTY
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement is made effective as of the 1st day of January, 2007, by and between The Bank of Greene County (the "Bank"), a federally chartered stock savings bank, with its principal administrative office at 302 Main Street, Catskill, NY 12414 and J. Bruce Whittaker (the "Executive"). Any reference to "Company" herein shall mean Greene County Bancorp, Inc., a federal corporation or any successor thereto. The Company is a signatory hereto for the sole purpose of guaranteeing the Bank's performance hereunder.

     WHEREAS, The Bank of Greene County, a New York-chartered stock savings bank ("The New York Bank") has converted to a federally chartered stock savings bank to become the Bank;

     WHEREAS, in connection with the conversion and as a condition to its approval of the conversion, the Office of Thrift Supervision, the Bank's primary federal regulator, required certain amendments to that certain Employment Agreement dated as of January 1, 1999 by and between the Executive and The New York Bank;

     WHEREAS, the Bank wishes to assure itself of the continued services of Executive for the period provided in this Agreement and, therefore, considers this Agreement, as amended and restated, to be in the best interests of the Bank; and

     WHEREAS, Executive is willing to continue to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:


1.   POSITION AND RESPONSIBILITIES

     During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank and the Company. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive as President and Chief Executive Officer without the consent of the Executive during the term of this Agreement shall constitute a breach of this Agreement.


2.   TERMS AND DUTIES

     (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six
(36) full calendar months  thereafter.  Commencing on the first anniversary date

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of this  Agreement,  and continuing at each  anniversary  date  thereafter,  the
Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten
(10) days and not more than sixty (60) days prior to any such anniversary date, that his employment shall cease at the end of thirty-six (36) months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors (Board) of the Bank will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. The "disinterested" members of the Board of Directors shall be all directors other than the director who is the "Executive" under this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform his duties hereunder including activities and services related to the organization, operation and management of the Bank.


3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $247,500 per year ("Base Salary"). Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than January 1, 2008. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus

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plan as to any year in which a  termination  of  employment  occurs,  other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.


     (c) In addition to the benefits provided under sub-paragraph (b) of this Section, the Executive and his dependents covered under the Bank's health insurance plan, shall be entitled to continuing health care coverage upon the Executive's retirement or termination of employment with the Bank, on or after attainment of age fifty-five (55) with twenty-five years of service for the Bank, in substantially the same amount as provided to the Executive and his dependents prior to the Executive's termination of employment. Such retiree health care coverage shall survive the termination of, or expiration of, this Agreement. The Executive's retiree health care coverage shall cease upon his attainment of age sixty-five (65).

     (d) In addition to the Base Salary  provided for by  paragraph  (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

     (e) Compensation  and  reimbursement to be paid pursuant to paragraphs (a),
(b), (c) and (d) of this Section 3 shall be paid by the Bank and the Company, respectively, on a pro rata basis, based upon the amount of service the Executive devotes to the Bank and Company, respectively.


4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

     The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 7 and 14.

     (a) The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

     (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in Section 5 below, or (B) Termination for Cause as defined in Section 6 hereof; or

     (ii) Executive's resignation from the Bank's employ, upon any

          (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief Executive Officer of the Bank,

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          (B)   material   change   in   Executive's   function,    duties,   or
          responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,

          (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement,

          (D) liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive, or

          (E) breach of this Agreement by the Bank.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or
(E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, the Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section 4 by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) and (E) above.

     (iii) Executive's voluntary resignation from the Bank's employ on the effective date of, or at any time following a Change in Control during the term of this Agreement. For these purposes, a Change in Control of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended and the rules and regulations promulgated thereunder, as in effect on the date hereof ("BHCA"); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (b) shall not apply if the Incumbent Board is

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replaced by the  appointment  by a Federal  banking  agency of a conservator  or receiver for the Bank and, provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current
management  of  the  Company,   seeking  stockholder   approval  of  a  plan  of
reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed and the requisite number of proxies approving such plan of reorganization, merger or consolidation of the Company or Bank are received and voted in favor of such transactions; or (e) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 7, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (i) Base Salary and (ii) the highest rate of bonus awarded to the Executive during the prior three years. At the election of the Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall continue for 36 months from the Date of Termination.

     (d) Upon the occurrence of an Event of Termination, the Bank will honor the provisions of Section 3(c) of this Agreement.

     (e) Notwithstanding the preceding paragraphs of this Section 4, in the event that:

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          (i)  the  aggregate  payments  or  benefits  to be made or afforded to
               Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
               Section 280G of the Code or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto, then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount.

     (f) Notwithstanding the preceding paragraphs of this Section 4, to the extent required by regulations or interpretations of the Office of Thrift Supervision, all severance payments under this Agreement shall be reduced not to exceed three (3) times Executive's average annual compensation (as defined in such regulations or interpretations) over the most recent five (5) taxable years.


5.   TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

     Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

     In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, the Employer may terminate this Agreement, provided that the Employer shall continue to be obligated to pay the Executive his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Employer has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to the Executive pursuant to this paragraph.

     In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing and attached hereto as Exhibit A) shall be paid Executive's Base
Salary as defined in Paragraph 3(a) at the rate in effect at the time Executive's death for a period of one (1) year from the date of the Executive's

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death,  and the Employers will continue to provide medical,  dental,  family and other benefits normally provided for an Executive's family for one (1) year after the Executive's death.


6.   TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 7 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.


7.   NOTICE

     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason other than Termination for Cause, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) This Section 7(c) shall not apply in the event of Termination for Cause. If, within thirty (30) days after a Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute

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with reasonable diligence. Notwithstanding the pendency of any such dispute, the
Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Bank shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.


8.   POST-TERMINATION OBLIGATIONS

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 8 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.


9.   NON-COMPETITION

     (a) Upon any termination of Executive's employment hereunder as a result of which the Bank is paying Executive benefits under Section 4 of this Agreement, other than a termination coincident to or following a Change in Control, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 9(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a

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livelihood.  Nothing herein will be construed as prohibiting the Bank and/or the
Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.


10.  SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.


11.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

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12.  NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.


13.  MODIFICATION AND WAIVER

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.


14.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.


15.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

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16.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York but only to the extent not superseded by federal law.


17.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


18.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in the Executive's favor.


19.  INDEMNIFICATION

     The Bank  shall  provide  Executive  (including  his heirs,  executors  and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a trustee, director or officer of the Bank (whether or not he continues to be a trustee, director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Bank's Board). If such action, suit or proceeding is brought against Executive in his capacity as an officer, trustee, or director of the Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties. Notwithstanding any other provision of this Section 19, this Section shall comply with 12 C.F.R. ss.545.121.

20.  SUCCESSOR TO THE BANK

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.


21.  REQUIRED PROVISIONS

     (a) The Bank's Board of Directors may terminate Executive's employment at any time, but any termination by the Board other than Termination for Cause as defined in Section 6 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 USC  ss.1818(e)(3)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act (the "FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 USC  ss.1818(e)(4)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) [12 USC ss.1813(x)(1)] of the FDI Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 USC ss.1823(c)] of the FDI Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDI Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.


                     [Remainder of Page Intentionally Blank]

                                   SIGNATURES


     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and the Executive has signed this Agreement, on the day and date first above written.


ATTEST:                                     THE BANK OF GREENE COUNTY


/s/ Rebecca R. Main              By:        /s/Martin C. Smith
------------------                          ----------------------------------
Secretary, Assistant                        Name:  Martin C. Smith
                                            Title: Chairman of the Board


ATTEST:                                     GREENE COUNTY BANCORP, INC.


/s/ Rebecca R. Main              By:        /s/Martin C. Smith
-------------------                         ----------------------------------
Secretary, Assistant                        Name:   Martin C. Smith
                                            Title:  Chairman of the Board


WITNESS:                                    EXECUTIVE:



/s/ Michelle Plummer             By:       /s/ J. Bruce Whittaker
-----------------------                    -----------------------------------
                                           J. Bruce Whittaker